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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Proxy Statement and Prospectus and Statement of Additional Information constituting parts of this registration statement on Form N-14 (the "N-14 Registration Statement") of our report dated February 14, 2001 relating to the December 31, 2000 financial statements and financial highlights of Prudential Tax-Free Money Fund, Inc. which appears in the December 31, 2000 Annual Report to Shareholders of Prudential Tax-Free Money Fund, Inc., which is also incorporated by reference into the N-14 Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in such Proxy Statement and Prospectus. We also consent to the references to us under the headings "Investment Advisory and Other Services" and "Financial Highlights" in that fund's Post-Effective Amendment No. 26 to the registration statement on Form N-1A, which is incorporated by reference in the N-14 Registration Statement.

We also consent to the incorporation by reference in the Proxy Statement and Prospectus and Statement of Additional Information of our reports dated October 20, 2000 relating to the August 31, 2000 financial statements and financial highlights of Prudential Municipal Series Fund, Connecticut Money Market Series and Massachusetts Money Market Series appearing in the August 31, 2000 Annual Reports to Shareholders of Prudential Municipal Series Fund, Connecticut Money Market Series and Massachusetts Money Market Series, which are also incorporated by reference into the N-14 Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in such Proxy Statement and Prospectus. We also consent to the references to us under the headings "Investment Advisory and Other Services" and "Financial Highlights" in that fund's Post-Effective Amendment No. 40 to the registration statement on Form N-1A, which is incorporated by reference in the N-14 Registration Statement.




PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, NY 10036
March 22, 2001